Exhibit 99.5
March 14, 2011
To: All Lubrizol Customers, Suppliers and Partners
A message regarding Lubrizol’s proposed acquisition by Berkshire Hathaway
You are probably aware by now that we have reached an agreement to be acquired by Berkshire Hathaway Inc. We are very excited about the prospect of becoming part of the Berkshire Hathaway family, and believe the efforts of our combined corporate cultures will bring added strength, growth and greater overall opportunity to our valued customers and business partners. Berkshire Hathaway is a Fortune 100 company with more than $135 billion in revenues and more than 70 different businesses internationally. Berkshire’s CEO, Warren Buffett, is one of the world’s most respected business leaders, and the organization has an extensive track record of investing for the long run.
Berkshire Hathaway plans to support the current growth strategy of Lubrizol and provide the necessary resources to ensure that we continue to invest in the innovative technology, outstanding services and superior supply chain management that allow our customers to win in the changing global marketplace.
It will remain business as usual at Lubrizol, with even greater opportunities ahead. Our leadership will remain in place and remain focused on providing value to the marketplace. This transaction announcement in no way changes your existing relationship with Lubrizol — your day-to-day contacts will remain the same, and we will work to ensure that the transition will be seamless to you. We’ll continue to deliver quality and value, and will strive to exceed customer expectations. We will also actively participate in customer meetings, industry associations and other forums where we can strengthen our relationships with our global customers.
Lubrizol expects the acquisition to be final during the third quarter of 2011, subject to regulatory and shareholder approvals. We have a dedicated team working on all transaction-specific processes, so there will be no distractions to our business operations and Lubrizol will continue to provide excellent customer service.
I want to personally thank you for your ongoing support as we move into this exciting new phase. Our goal is to provide our customers with innovative technology, outstanding service and superior global supply chain support, and we believe those tenets of our business will be enhanced through this transaction.
We look forward to updating you as we move forward.
Sincerely,
James L. Hambrick
Chairman, President and Chief Executive Officer

Forward-Looking Statements
This communication contains forward-looking statements within the meaning of the federal securities laws. As a general matter, forward-looking statements relate to anticipated trends and expectations rather than historical matters. Forward-looking statements are subject to uncertainties and factors relating to Lubrizol’s operations and business environment that are difficult to predict and may be beyond the control of Lubrizol. Such uncertainties and factors may cause actual results to differ materially from those expressed or implied by forward-looking statements. Uncertainties and risk factors that could affect the future performance of Lubrizol and cause results to differ from the forward-looking statements in this release include, but are not limited to, Lubrizol’s ability to manage margins in an environment of volatile raw material costs; conditions affecting Lubrizol’s customers, suppliers and the industries that it serves; competitors’ responses to Lubrizol’s products; changes in accounting, tax or regulatory practices or requirements; other factors that are set forth in management’s discussion and analysis of Lubrizol’s most recently filed reports with the Securities and Exchange Commission; and uncertainties associated with the proposed acquisition of Lubrizol by Berkshire Hathaway, including uncertainties relating to the anticipated timing of filings and approvals relating to the transaction, the expected timing of completion of the transaction and the ability to complete the transaction. The forward-looking statements contained herein represent the companies’ judgment as of the date of this release and they caution readers not to place undue reliance on such statements. Berkshire and Lubrizol assume no obligations to update the forward-looking statements contained in this release.
Participants in Solicitation
Lubrizol and its directors and officers may be deemed to be participants in the solicitation of proxies from Lubrizol’s shareholders with respect to the special meeting of shareholders that will be held to consider the proposed transaction. Information about Lubrizol’s directors and executive officers and their ownership of Lubrizol’s common stock is set forth in its Form 10-K which was filed with the SEC on February 25, 2011 and the proxy statement for the Company’s Annual Meeting of shareholders, which was filed with the SEC on March 17, 2010. Shareholders may obtain additional information regarding the interests of Lubrizol and its directors and executive officers in the proposed transaction, which may be different than those of Lubrizol’s shareholders generally, by reading the proxy statement and other relevant documents regarding the proposed transaction, when filed with the SEC.
Additional Information
In connection with the proposed transaction, Lubrizol will file a proxy statement with the SEC. INVESTORS ARE URGED TO READ THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND LUBRIZOL. You will be able to obtain the proxy statement, as well as other filings containing information about Lubrizol, free of charge, at the website maintained by the SEC at www.sec.gov. Copies of the proxy statement and other filings made by Lubrizol with the SEC can also be obtained, free of charge, by directing a request to The Lubrizol Corporation, 29400 Lakeland Boulevard, Wickliffe, Ohio 44092-2298, attention: Mark Sutherland, or by calling Mark Sutherland at (440) 347-1206.